UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 24, 2025 (March 18, 2025)

ENTERPRISE BANCORP, INC.
(Exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell,	Massachusetts	01852
(Address of principal executive offices)		(Zip Code)

(978)459-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

x            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EBTC	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) 2025 Variable Compensation Incentive Plan. On March 18, 2025, the Board of Directors of Enterprise Bank and Trust Company (the “Bank”), the wholly owned banking subsidiary of Enterprise Bancorp, Inc. (the “Company”), approved the Enterprise Bank 2025 Variable Compensation Incentive Plan (the “2025 Incentive Plan”), including approval of specific performance factors, performance targets and percentage payout amounts for the year ending December 31, 2025, or, if earlier, the end of the most recent closed month, as defined in the 2025 Incentive Plan, preceding the date of the completion of the previously-announced proposed merger (the "proposed merger") between the Company and Independent Bank Corp. ("Independent"), which is expected to close in the second half of 2025, subject to customary closing conditions, including regulatory approvals and approval of the Company's shareholders. The 2025 Incentive Plan applies to employees, including the Company’s named executive officers, who do not otherwise participate in any form of individual or team-based sales incentive plan(s) or individual commission plan(s) maintained by the Company or the Bank.
The 2025 Incentive Plan is designed to acknowledge and reward Bank-wide and individual performance objectives. Eligible employees of the Bank receive a target incentive opportunity, which is a set percentage of an individual’s base salary for the plan year (i.e., salary earnings for the year ending December 31, 2025).
The total compensation pool available for incentive payouts under the 2025 Incentive Plan will be determined by the Company’s overall performance for the year ending December 31, 2025. The “Income” performance metric under the 2025 Incentive Plan is defined as pre-tax income excluding merger-related expense, variable compensation plan expense, 50% of the provision for credit losses, the change in market value of equity securities (in the Bank's investment portfolio), gains and losses on sales of bonds, and any other non-recurring or non-core operating income or expense such as, but not limited to, gains or losses on the sale of other real estate owned, derivatives, and bank owned life insurance. Under the terms of the 2025 Incentive Plan, a favorable or unfavorable variance to budget for the provision for credit losses expense will be applied to the “Income” performance factor at 50% of the variance. Higher levels of payout may be accomplished if performance levels exceed the “target” level.

There is no minimum bonus amount that is required to be paid to any employee under the 2025 Incentive Plan if the proposed merger with Independent is not completed on or before December 31, 2025. However, if the proposed merger with Independent is completed on or before December 31, 2025, then the minimum bonus amount that is required to be paid to each employee under the 2025 Incentive Plan is the target payout. Any payout under the 2025 Incentive Plan will be made on or before March 15, 2026, or as soon as practicable but no more than 60 days after the completion of the proposed merger with Independent and will be outlined below.
Mr. George L. Duncan, the Company’s Executive Chairman (who is included in the "Bankwide" incentive group under the 2025 Incentive Plan), may receive an incentive payout under the 2025 Incentive Plan ranging from 45% of his base salary at “target” and a maximum of 67.5% of his base salary. The percentage payout at "target" is an increase compared to the "target" payout of 36% under the Enterprise Bank 2024 Variable Compensation Incentive Plan (the "2024 Incentive Plan").
Mr. Steven R. Larochelle, the Company’s Chief Executive Officer (who is included in the "Bankwide" incentive group under the 2025 Incentive Plan), may receive an incentive payout under the 2025 Incentive Plan ranging from 50% of his base salary at “target” and a maximum of 75% of his base salary. The percentage payout at "target" is the same compared to the "target" payout under the 2024 Incentive Plan.
Mr. Joseph R. Lussier, the Company’s Chief Financial Officer and Treasurer (who is included in the "Bankwide" incentive group under the 2025 Incentive Plan), may receive an incentive payout under the 2025 Incentive Plan ranging from 35% of his base salary at “target” and a maximum of 52.5% of his base salary. The percentage payout at “target” is the same compared to the “target” payout under the 2024 Incentive Plan.
Mr. Brian H. Bullock, the Company’s Chief Commercial Lending Officer (who is included in the "Bankwide" incentive group under the 2025 Incentive Plan), may receive an incentive payout under the 2025 Incentive Plan ranging from 35% of his base salary at “target” and a maximum of 52.5% of his base salary. The percentage payout at “target” is the same compared to the “target” payout under the 2024 Incentive Plan.

The actual payout percentages to the named executive officers under the 2025 Incentive Plan will not exceed 150% of “target” levels. In addition, the Compensation and Human Resources Committee of the Company’s Board of Directors (the “Compensation Committee”) has the discretion to (i) determine whether the occurrence of an extraordinary event outside the control of the Company, and which affects the Company’s financial statements, should impact the payout under the 2025 Incentive Plan, and (ii) require recoupment of a partial or full payout received by an employee with the title of Senior Vice President or a more senior title if there is a material negative restatement resulting from material noncompliance with certain rules and regulations.
The foregoing description is a summary of the 2025 Incentive Plan and is qualified in its entirety by reference to the copy of the 2025 Incentive Plan that is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference to this Current Report on Form 8-K.

Grants of Restricted Stock. At a meeting held on March 18, 2025, the Company’s Board of Directors, on the recommendation of the Compensation Committee, approved grants of an aggregate of 13,957 shares of restricted stock under the Company’s 2016 Stock Incentive Plan (the “2016 Plan”) to the named executive officers of the Company, as follows: 4,114 shares of restricted stock to Mr. Duncan; 6,309 shares of restricted stock to Mr. Larochelle; 1,767 shares of restricted stock to Mr. Lussier; and 1,767 shares of restricted stock to Mr. Bullock. The shares of restricted stock were granted pursuant to the terms of an Executive Officer Restricted Stock Agreement that is substantially consistent with the forms and description thereof previously filed with the U.S. Securities and Exchange Commission by the Company. The restricted stock grants will vest based on the Company’s attainment of certain cumulative diluted earnings per share criteria, as set forth below:
•when cumulative diluted earnings per share from January 1, 2025 forward reach $3.76, 25% of the restricted shares granted will vest; and
•when cumulative diluted earnings per share from January 1, 2025 forward reach $7.52, an additional 25% of the restricted shares granted will vest; and
•when cumulative diluted earnings per share from January 1, 2025 forward reach $11.28, an additional 25% of the restricted shares granted will vest; and

•when cumulative diluted earnings per share from January 1, 2025 forward reach $15.04, an additional 25% of the restricted shares granted will vest.

If the Company’s cumulative diluted earnings per share do not reach $15.04 by December 31, 2029 (approximately 5 years from January 1, 2025), any unvested restricted shares will be forfeited. The calculation of cumulative diluted earnings per share will be made at the end of each fiscal quarter and restricted stock will be considered to be earned at the close of business on the day the Company issues its earnings release for the fiscal quarter in which the criteria is met.

    If there is an offering of the Company’s common stock or shares of the Company’s common stock are issued in connection with an acquisition, the above targets can be adjusted by the Company’s Board of Directors based upon a recommendation from the Compensation Committee.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are included with this Current Report on Form 8-K:

Exhibit 10.1: Enterprise Bank 2025 Variable Compensation Incentive Plan.

[Remainder of Page Intentionally Blank]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: March 24, 2025	By:	/s/ Joseph R. Lussier
Joseph R. Lussier
Executive Vice President, Treasurer and Chief Financial Officer